Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

P.O. Box 2 Oak Ridge, NC 27310

For More Information Contact: Ron Black, President & CEO 336-644-9944

Oak Ridge Financial Services Announces a 25% Increase in Net Income and a

24% Increase in EPS; Solid Asset Quality and Strong Capital Position

Oak Ridge, North Carolina, November 3, 2008 – Oak Ridge Financial Services, Inc. (NASDAQ CM: BKOR), the holding company for Bank of Oak Ridge, today reported quarterly net income increased 25% to $375,000 for the third quarter of 2008, compared with quarterly net income of $299,000 for the same period in 2007. Basic and diluted earnings per share also increased 24% to 21 cents per share for the third quarter of 2008, compared with basic and diluted earnings per share of 17 cents for the same period in 2007.

Bank of Oak Ridge President, Ron Black, in commenting on the results, noted, “We are pleased with our results in the third quarter of 2008, especially given the volatile economic conditions that have persisted for all of 2008. Our efforts this year have been primarily focused on maintaining our record of sound asset quality and attracting low-cost business and checking account deposits, and our hard work and sound financial condition continues to reward us with new business and consumer relationships. I am appreciative of all the great efforts of my teammates and the support of our clients and our Board of Directors in helping us to achieve these results.”

Ron Black further noted, “We are proud of our strong emphasis on safety and soundness in conducting the operations of the Bank, which we believe is supported by the following factors:”

•	The Bank has never engaged in sub prime lending;

•	The Bank currently has a Bauer Financial four-star (excellent) rating;

•	At September 30, 2008, the Company’s, nonperforming assets to total assets ratio was 0.28%, which is very low by industry standards; and

•	The Bank was well capitalized at September 30, 2008.

As it relates to recent developments in the banking industry, the Bank would like its investors and clients to take note of the Bank’s capabilities:

•	The Bank’s experienced employees are able to work with existing and new clients to make sure they maximize their FDIC insurance coverage;

•	Through the Bank’s participation in the CDARS program, the Bank can offer full FDIC insurance to clients and businesses up to $50 million;

•

The Bank currently offers unlimited FDIC insurance on noninterest-bearing accounts to consumers and businesses, and plans to participate in the FDIC program to offer this insurance through the end of December 2009; and

•	The Bank is going to apply for the Treasury’s Capital Purchase Program and expects its application to be approved.

About Oak Ridge Financial Services, Inc.

Oak Ridge Financial Services, Inc., is the holding company for the Bank of Oak Ridge, a community bank headquartered in Oak Ridge, NC, with five locations in Oak Ridge, Summerfield and Greensboro. The Bank offers a complete line of banking and investment services, including savings and checking accounts, mortgage and business loans, extended weekday and Saturday branch banking hours, same-day deposits, cash management services, business and personal Internet banking with balance alerts and reminders, Internet bill payment, and accounts designed specifically for seniors, small businesses and civic organizations. For more information, contact Bank of Oak Ridge at 336-644-9944, or visit www.bankofoakridge.com.

Forward-looking Information

This form contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Bank and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the Bank’s markets, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Bank’s other filings with the Federal Deposit Insurance Corporation. The Bank undertakes no obligation to update any forward-looking statements.

Oak Ridge Financial Services, Inc.

Unaudited Financial Highlights (dollars in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2008	2007	Change	2008	2007	Change
Income Statement Data:
Total interest income	$4,457	$4,268	4.4%	$13,358	$11,890	12.3%
Total interest expense	2,181	2,348	(7.1)	6,947	6,336	9.6

Net interest income	2,276	1,920	18.5	6,411	5,554	15.4
Provision for loan losses	74	110	(32.7)	337	273	23.4
Noninterest income	898	735	22.2	2,549	1,747	45.9
Noninterest expense	2,501	2,082	20.1	7,332	6,116	19.9
Provision for income taxes	224	164	36.6	471	305	54.4

Net income	$375	$299	25.4	$820	$607	35.1

Per share data and shares outstanding:
Basic net income per share (1)	$0.21	$0.17	23.5%	$0.46	$0.34	35.3%
Diluted net income per share (1)	0.21	0.17	23.5	0.45	0.33	36.4
Book value at period end	10.16	9.56	6.3	10.16	9.56	6.3

Weighted average number of common shares outstanding (000’s):
Basic	1,791.5	1,790.2	0.1%	1,791.5	1,790.2	0.1%
Diluted	1,791.5	1,809.1	(1.0)	1,809.4	1,837.4	(1.5)
Shares outstanding at period end	1,791.5	1,790.2	0.1	1,791.5	1,790.2	0.1

	September 30, 2008	December 31, 2007	Change
Balance sheet data
Total assets	$309,730	$262,208	18.1%
Loans receivable	238,616	212,821	12.1
Allowance for loan losses	2,379	2,120	12.2
Other interest-earning assets	55,064	31,724	73.6
Noninterest-bearing deposits	19,155	14,771	29.7
Interest-bearing deposits	240,486	203,745	18.0
Borrowings	30,248	24,248	24.7
Shareholders’ equity	18,194	17,684	2.9

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Selected performance ratios:
Return on average assets (2)	0.51%	0.51%	0.38%	0.37%
Return on average stockholders’ equity (2)	8.48	7.07	6.21	4.85
Net interest margin (2)(3)	3.27	3.51	3.10	3.54
Net interest spread (2)(4)	2.99	3.01	2.85	3.12
Noninterest income as a % of total revenue	28.3	27.7	28.4	23.9
Noninterest income as a % of average assets (2)	1.2	1.2	1.2	1.1
Efficiency ratio (5)	78.80	78.42	81.83	83.77
Noninterest expense as a % of average assets (2)	3.4	3.5	3.4	3.7

	September 30, 2008	December 31, 2007	September 30, 2007
Asset quality ratios (at period end):
Nonperforming assets to period-end loans (6)	0.28%	0.18%	0.21%
Allowance for loan losses to period-end loans	1.00	1.00	1.03
Allowance for loan losses to total assets	0.77	0.81	0.80
Net loan charge-offs to average loans outstanding (2)	0.04	0.02	0.04

	September 30, 2008	December 31, 2007	September 30, 2007
Capital ratios (Bank of Oak Ridge):
Total capital ratio	10.4%	10.4%	11.2%
Tier 1 capital ratio	9.5	9.4	10.3
Leverage capital ratio	8.3	8.5	9.0

Oak Ridge Financial Services, Inc.

Unaudited Financial Highlights (dollars in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2008	2007	Change	2008	2007	Change
Total Revenue
Net interest income	$2,276	$1,920	18.5%	$6,411	$5,554	15.4%
Fees and other revenue:
Customer service and other fees	222	160	38.8	575	405	42.0
Mortgage loan origination fees	98	94	4.3	330	316	4.4
Investment and insurance commissions	237	246	(3.7)	687	626	9.7
Trading loss	(2)	11	(118.2)	1	(135)	(100.7)
Income from bank owned life insurance	41	40	2.5	121	118	2.5
Fee income from accounts receivable financing	209	113	85.0	561	236	137.7
Other	93	71	31.0	274	181	51.4

Total noninterest income	898	735	22.2	2,549	1,747	45.9

Total revenue	$3,174	$2,655	19.5	$8,960	$7,301	22.7

	Three months ended September 30,			Nine months ended September 30,
	2008	2007	Change	2008	2007	Change
Noninterest Expense
Salaries and employee benefits	$1,339	$1,103	21.4%	$3,885	$3,356	15.8%
Occupancy expense	171	121	41.3	434	367	18.3
Equipment expense	158	145	9.0	438	407	7.6
Data and items processing	122	89	37.1	334	223	49.8
Professional and advertising expenses	259	269	(3.7)	850	717	18.5
Stationary and supplies	81	50	62.0	192	158	21.5
Telecommunications expense	56	55	1.8	194	164	18.3
Other	315	250	26.0	1,005	724	38.8

Total noninterest expense	$2,501	$2,082	20.1	$7,332	$6,116	19.9

	Three months ended September 30,			Nine months ended September 30,
	2008	2007	Change	2008	2007	Change
Average Balances
Total assets	$293,729	$233,418	25.8%	$285,346	$218,780	30.4%
Loans receivable	232,678	185,004	25.8	225,398	174,484	29.2
Allowance for loan losses	2,347	1,903	23.3	2,270	1,814	25.1
Other interest-earning assets	40,232	32,197	25.0	38,946	29,620	31.5
Total deposits	246,177	190,615	29.1	237,146	180,691	31.2
Total noninterest bearing deposits	17,213	15,916	8.1	16,029	14,952	7.2
Borrowings	30,408	24,248	25.4	27,599	20,140	37.0
Shareholders’ equity	17,699	16,921	4.6	17,602	16,700	5.4

(1)	Computed based on the weighted average number of shares outstanding during each period.
(2)	Ratios for the three- and nine-month periods ended September 30, 2008 and 2007 are presented on an annualized basis.
(3)	Net interest margin is net interest income divided by average interest earning assets.
(4)	Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(5)	Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.
(6)	Nonperforming assets consist of non-accruing loans, restructured loans and foreclosed assets, where applicable.